UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 30, 2012

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2012, Datawatch Corporation (“Datawatch”) completed the previously announced purchase of the intellectual property underlying Datawatch’s Monarch Report Analytics platform pursuant to the Option Purchase Agreement dated as of April 29, 2004 by and among the Company, Personics Corporation, Raymond J. Huger and Math Strategies, as amended (the “Option Agreement”).  Under the formula contained in the Option Agreement, the purchase price paid for the intellectual property assets was $8.541 million.  A copy of the press release announcing the completion of the purchase is attached as Exhibit 99.1 and is incorporated herein by reference.

The purchase was funded in part through the issuance by Datawatch of a $4.0 million subordinated note and warrants for 185,000 shares of Datawatch common stock to Massachusetts Capital Resource Company (“MCRC”), pursuant to a Note and Warrant Purchase Agreement entered into with MCRC as of March 30, 2012, and through the borrowing by Datawatch of $1.5 million under a new $2.0 million revolving credit facility with Silicon Valley Bank (“SVB”), pursuant to a Loan and Security Agreement entered into with SVB as of March 30, 2012.

The subordinated note issued to MCRC has a maturity date of February 28, 2019, with interest due monthly on the unpaid principal amount of the note at the rate of 10% per annum in arrears.  Datawatch is also required under the MCRC agreement to maintain certain interest coverage and leverage ratios.

The warrants issued to MCRC are exercisable at any time prior to the later of the repayment in full of the MCRC note or February 28, 2019 at a purchase price per share of $11.54, which is equal to the average closing price for Datawatch common stock for the 45 trading days prior to the issuance of the warrants on March 30, 2012.  The number of shares issuable upon exercise of the warrants is subject to adjustment in connection with stock splits and other events impacting Datawatch’s common stock generally.

The revolving line of credit under the SVB facility terminates on March 30, 2014.  On that date, the principal amount of all advances under the revolving line and all unpaid interest thereon will become due and payable.  The principal amount outstanding under the revolving line accrues interest at a floating rate per annum equal to 1.5% above the prime rate, with the prime rate having a floor under the SVB agreement of 3.25%.  Datawatch can borrow under the SVB revolving line of credit based on a formula percentage of the Datawatch’s accounts receivable balance.  Additionally, the SVB facility requires that Datawatch maintain certain net asset and net income ratios.

Item 2.01	Completion of Acquisition or Disposition of Assets

Please see the disclosure above under Item 1.01 regarding the completion of the Math Strategies intellectual property purchase, which is incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press release issued by Datawatch Corporation, dated March 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: April 5, 2012	By:	/s/ Murray P. Fish
Name: Murray P. Fish
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Datawatch Corporation, dated March 30, 2012.